EXHIBIT 3.1

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

Filed in the office of the Secretary of State, State of Nevada, Document Number 2006018433.  Filing Date and Time: 03/24/2006 11:52 AM, Entity Number E022281200. Amended and Restated as of July 21, 2016.

1.

Name of Corporation: NEXGEN APPLIED SOLUTIONS INC.

2.

Registered Agent for Service of Process: Commercial Registered Agent: Frederick C. Bauman, 6228 Dartle Street, Las Vegas, NV 89130.

3.

Authorized Stock:  Number of Shares with par value: 400,000,000.  Par value per share: $0.001.  Number of shares without par value: 0

4.

Names and Addresses of the Board of Directors / Trustees: Robert Coleridge, 1685 H Street, Suite 676, Blaine, WA 98230

5.

Purpose:  any lawful purpose.

6.

Name, Address and Signature of Incorporator:  CSC Services of Nevada, Inc. 502 East John Street, Carson City, NV 89706

7.

Certificate of Acceptance of Appointment of Registered Agent:  I hereby accept appointment as Registered Agent for the above named corporation: /s/ Frederick C. Bauman.